PRICING SUPPLEMENT NO. 82                                        Rule 424(b)(3)
DATED: May 5, 1998                                           File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:  $20,000,000  Floating Rate Notes [x] Book Entry Notes [x]

Original Issue Date:            Fixed Rate Notes [_]    Certificated Notes [_]
May 7, 1998

Maturity Date:                  CUSIP#: 073928 BS 1
May 7, 1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                             Optional           Optional
                          Redemption         Repayment          Repayment
Redeemable On             Price(s)           Date(s)            Price(s)
-------------             -----------        ---------          ---------

N/A                       N/A                N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]           Commercial Paper Rate          Minimum Interest Rate: N/A

[_]           Federal Funds Rate             Interest Reset Date(s): *

[_]           Treasury Rate                  Interest Reset Period: Three Months

[_]           LIBOR Reuters                  Interest Payment Date(s): **

[x]           LIBOR Telerate

[_]           Prime Rate                     Interest Payment Period: Quarterly

[_]           CMT Rate

Initial Interest Rate: 5.63141%

Index Maturity:  Three Months

Spread (plus or minus): -0.06%
--------------------------------

*        On the 7th of each August, November and February.

**       On the 7th of each August, November, February and May.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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